Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     On November 23, 2005, IDM Pharma, Inc. (“IDM”) entered into an Asset Purchase Agreement with Pharmexa, Inc. (“Pharmexa”), as amended on December 30, 2005, pursuant to which IDM agreed to sell specific assets related to its infectious disease programs and certain other assets to Pharmexa for proceeds of $12,000,000. The unaudited pro forma condensed consolidated financial information herein assumes the transaction occurred as of January 1, 2004, adjusting the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2004 (combining the historical results of IDM S.A. and IDM Pharma, Inc. – formerly Epimmune Inc. – as if their business combination completed on August 16, 2005 was consummated on January 1, 2004) to exclude the direct operating results of the assets sold, and adjusting the condensed consolidated statement of operations for the nine months ended September 30, 2005 to exclude the direct operating results of the assets sold. The pro forma adjustments are based on the value of related assets and liabilities on September 30, 2005 where such values may differ from those on the closing date of the transaction which was December 30, 2005. Due to the proximity of the sale of the specific assets to the original acquisition date of Epimmune by IDM, the Company will not record a gain on the sale of the net assets, but instead will reduce the amount of goodwill originally recorded in connection with the closing of its recent business combination in August 2005.

Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of September 30, 2005

		Pro Forma
	Consolidated	Adjustments	Footnote	Pro Forma
	U.S. GAAP (In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$21,252	$12,105	(1)	$33,357
Related party accounts receivable (Sanofi-Aventis)	2,385	—		2,385
Research and development tax credit, current portion	657	—		657
Prepaid expenses and other current assets	2,124	802	(2)	2,926

Total current assets	26,418	12,907		39,325

Restricted long-term cash	354	—		354
Property and equipment, net	3,190	(841)	(3)	2,349
Patents, trademarks and other licenses, net	5,735	(1,564)	(4)	4,171
Goodwill	13,865	(10,293)	(5)	3,572
Research and development tax credit, less current portion	1,752	—		1,752
Other non-current assets	106	—		106

Total assets	$51,420	$209		$51,629

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$7,069	$341	(6)	$7,410
Accrued payroll and related expenses	1,344	(132)	(7)	1,212
Related party deferred revenue (Sanofi-Aventis), current portion	707	—		707
Other current liabilities	268	—		268

Total current liabilities	9,388	209		9,597

Long-term debt, less current portion	721	—		721
Related party deferred revenue (Sanofi-Aventis), less current portion	3,099	—		3,099
Other non-current liabilities	430	—		430

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	132	—		132
Additional paid-in captial	168,600	—		168,600
Deferred compensation	(874)	118	(8)	(756)
Accumulated other comprehensive income	19,052	—		19,052
Accumulated deficit	(149,128)	(118)	(8)	(149,246)

Total stockholders’ equity	37,782	—		37,782

Total liabilities and stockholders’ equity	$51,420	$209		$51,629

Pro forma adjustments to the condensed consolidated balance sheet relate to the sale of certain assets and related liabilities to Pharmexa A.S.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

		Pro Forma
	Consolidated	Adjustments	Footnote	Pro Forma
		U.S. GAAP (In thousands)
Revenues
Research grants and contract revenue	$507	$(440)	(9)	$67
License fees and milestones	73	(73)	(9)	—
Related party revenue	4,611	—		4,611
Other revenue	35	—		35

Total revenues	5,226	(513)		4,713

Costs and expenses:
Research and development expenses	14,656	163	(10)	14,819
Impariment of patents and licenses	2,325	—		2,325
Selling and marketing expenses	1,001	—		1,001
General and adminsitrative expenses	4,686	(17)	(11)	4,669
Acquired in process reasearch and development	13,300	—		13,300

Total costs and expenses	35,968	146		36,114

Loss from operations	(30,742)	(659)		(31,401)

Interest income, net	484	—		484
Other expense, net	(2)	—		(2)
Foreign exchange gain	57	—		57

Loss before income tax benefit	(30,203)	(659)		(30,862)

Income tax benefit	697	—		697

Net loss	$(29,506)	$(659)		$(30,165)

Net loss per share, basic and diluted	$(3.19)			$(3.26)

Weighted average shares outstanding, basic and diluted	9,254			9,254

Pro forma adjustments to the condensed consolidated statement of operations relate to the sale of certain assets and related liabilities to Pharmexa A.S.

IDM Pharma, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004

			Pro Forma			Pro Forma
	Historical	Historical	Adjustments		Pro Forma	Adjustments
	IDM S.A.	Company	Related to Business		Combined	Related to Asset
	$US (12)	$US	Combination - $US	Footnote	$US	Sale - $US	Footnote	Pro Forma
	U.S. GAAP (In thousands, except per share data)
Revenues
Research grants and contract revenue	$—	$7,909	$—		$7,909	(7,311)	(9)	$598
License fees and milestones	—	712	(319)	(14)	393	(393)	(9)	—
Related party revenue	5,890	1,026	—		6,916	(864)	(9)	6,052

Total revenues	5,890	9,647	(319)		15,218	(8,568)		6,650
Costs and expenses:
Research and development expenses	20,368	10,852	(281)	(15)	30,939	(6,564)	(10)	24,375
General and adminsitrative expenses	6,685	2,716	(2)	(15)	9,383	(152)	(11)	9,231
			(71)	(16)		—
			55	(17)		—

			(18)			—

Impariment of patents and licenses	7,960	43	(43)	(18)	7,960	—		7,960
Selling and marketing expenses	1,195	—	—		1,195	—		1,195
Other operating expenses	3,032	—	—		3,032	—		3,032

Total costs and expenses	39,240	13,611	(342)		52,509	(6,716)		45,793

Loss from operations	(33,350)	(3,964)	23		(37,291)	(1,852)		(39,143)
Interest income, net	710	89	—		799	—		799
Other expense, net	(21)	(7)	—		(28)	—		(28)

Loss before income tax benefit	(32,661)	(3,882)	23		(36,520)	(1,852)		(38,372)
Income tax benefit	356	—	—		356	—		356

Net loss	$(32,305)	$(3,882)	$23		$(36,164)	$(1,852)		$(38,016)

Weighted average shares outstanding, basic and diluted	13,649	2,186			13,160	(19)		13,160

Net loss per share, basic and diluted	$(2.37)	$(1.78)			$(2.75)	(19)		$(2.89)

Pro forma adjustments to the condensed consolidated statement of operations relate to the business combination with IDM S.A. and the sale of certain assets and related liabilities to Pharmexa A.S.

(1)	Cash received from the sale of assets of $12.0M plus an additional $105,000 related to sales tax and prepaid maintenance contracts.

(2)	Represents acquired prepaid rent of $59,000, prepaid maintenance contracts of $39,000 included in the assets sold to Pharmexa offset by prepaid services of $900,000.

(3)	Represents sale of acquired fixed assets.

(4)	Represents sale of acquired capitalized patents costs and purchased intangibles recorded in conjunction with the IDM business combination.

(5)	Represents the reduction in goodwill attributable to the operations associated with the asset sale and originally recorded in conjunction with the IDM business combination.

(6)	Represents estimated costs of $275,000 directly related to the sale transaction and sales tax of $66,000 related to the asset purchase.

(7)	Represents the reduction of accrued vacation for transferred employees.

(8)	Represents unamortized deferred compensation related to transferred employee.

(9)	Represents direct research grant and contract revenues, license fees and milestones and related party revenues in connection with the infectious disease programs.

(10)	Represents the reduction of direct research and development costs related to the infectious disease programs of $512,000 and $7,464,000 for the nine months ended September 30, 2005 and for the year ended December 31, 2004 offset by $675,000 for the nine months ended September 30, 2005 and $900,000 for the year ended December 31, 2004 associated with research and development resources Pharmexa is contractually obligated to provide to IDM at specified rates.
(11)	Represents direct general and administrative costs related to the assets sold.
Prior Pro Formas
(12)	The historical statement of operations of IDM S.A. has been translated into US dollars, using an exchange rate of 1 Euro to 1.2661 US dollars, which is an average exchange rate for the year ended December 31, 2004.
(13)	There are no pro forma tax adjustments as the effective tax rate for the combined entity is expected to be 0% as both IDM S.A. and the Company have historically incurred losses.
(14)	Adjustment to eliminate revenue of $319,000 for the year ended December 31, 2004. These amounts were recorded in the Company’s statement of operations and resulted from transactions between the Company and IDM S.A. No amounts related to transactions with the Company were recorded on IDM S.A.’s statement of operations for the year ended December 31, 2004.
(15)	Adjustments to reflect preliminary estimates of the fair market values of the Company’s assets and liabilities at June 30, 2005 and related impacts on the statement of operations for the year ended December 31, 2004. These adjustments are calculated as follows (in thousands):

December 31, 2004
Intangibles Other than Goodwill:
Preliminary Fair Value of Licensing and Milestone Agreements	$1,600
Write-off of the Existing Book Value of Intangibles Other than Goodwill	(3,388)

Balance Sheet Adjustment	$(1,788)

Pro Forma Amortization of Licensing and Milestone Agreements	$320
Historical Amortization of Intangibles Other than Goodwill	601

Statement of Operations Adjustment	$(281)

Pro Forma Rent Expense Adjustment due to Deferred Rent	$—
Historical Rent Expense Adjustment due to Deferred Rent	2

Statement of Operations Adjustment	$(2)

Intangibles other than goodwill, referred to as other intangibles, were amortized over ten years in the historical financial statements of the Company. For pro forma purposes, other intangibles are amortized over five years, which is the preliminary estimate of their useful lives. Preliminary estimates of the fair market values of the Company’s assets and liabilities, other than deferred rent and other intangibles, approximate book value. Accordingly, no adjustment has been made to these assets and liabilities.

(16)	The Company’s historical financial statements include deferred compensation and compensation expense related to certain options and warrants. This adjustment reflects the fair value of the outstanding Company options and warrants as a component of purchase price and reflects the reversal of deferred compensation and amortization of deferred compensation expense relating to the Company that would not have been incurred if the Share Exchange occurred at the beginning of the period on a pro forma basis. Compensation expense of $71,000 was recorded in the statement of operations for the year ended December 31, 2004. No amount of option or warrant value was attributed to the future services of the holders of the options and warrants. Accordingly, pro forma deferred compensation and compensation expense are $0.
(17)	Adjustment to reflect an increase in base salary under the terms of compensation agreements, effective as of the closing of the Exchange, for Dr. Emile Loria, Dr. Mark Newman, and Mr. Robert De Vaere. The total increase to base salary for these three individuals is $55,000 per year ($13,750 per quarter). Total retention bonuses are $353,000, are earned over a one year period, and will be paid to Dr. Mark Newman and Mr. Robert De Vaere. An adjustment for retention bonuses has not been made to the statement of operations, as these bonuses are not expected to have a continuing impact on operations.
(18)	Adjustment to eliminate patent impairment charges of $43,000 in the Company’s historical financial statements for the year ended December 31, 2004.
(19)	Pro forma combined basic and diluted net loss per share is based on the weighted average shares outstanding of the Company plus the 10.6 million shares of the Company’s common stock issued in the Share Exchange. The pro forma financial information has been adjusted for the Reverse Split that was completed by the Company in connection with the Share Exchange Agreement.